Exhibit 99.3

For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com
Intersections Inc. Completes $20 Million Debt Financing
Debt Financing Follows $7.5 million Gross Equity Proceeds in Fourth Quarter 2015
CHANTILLY, VA – March 21, 2016 – Intersections Inc. (NASDAQ: INTX) today announced that it successfully completed a $20 million term loan financing with Crystal Financial LLC (“Crystal”). Additionally, the Company noted that during the fourth quarter of 2015, it closed a private placement of 3.0 million shares of its common stock, raising gross proceeds of $7.5 million. The Company will use up to a maximum of $15 million of the proceeds from the term loan in connection with the market launch of the Company’s pet health monitoring solution, the Voyce Pro Wellness Monitoring Program(TM), with the remaining portion to be used for general corporate purposes of the Company’s Identity Guard(R) and other businesses. For the duration of the three-year term of the Crystal debt financing, any additional capital needs of Voyce(R) can only be funded from cash generated from Voyce’s operations or a third-party equity investment directly into Voyce, which is subject to limitations in the credit agreement with Crystal. In connection with the term loan, the Company terminated its existing loan agreement with Silicon Valley Bank. Loeb Partners served as the exclusive placement agent in the debt transaction.
“We are pleased to announce these two financing transactions to further fund the sales, marketing and operations of our Voyce Pro Wellness Monitoring Program. Voyce Pro(TM) enables veterinarians to better monitor an animal’s health by providing biometric data and insight that we believe has never been available before,” said Michael Stanfield, Chairman and Chief Executive Officer of Intersections Inc. “These funds will also give us the financial security to continue executing our corporate transformation program and invest in our growth platforms with a structure that creates more financial independence between our two primary businesses.”
“Intersections has robust capabilities in the collection, management and monitoring of data. Not only are they leaders in providing consumer identity protection services, but they also are using their expertise to deliver an innovative product for consumers to manage their pets’ health. We are delighted to be involved with Michael and the entire management team and look forward to a mutually beneficial partnership,” said Cheryl Carner, Managing Director of Crystal Financial.

Forward-Looking Statements:
Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,”  “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the timing and success of new product launches, including our Identity Guard(R), Voyce(TM) and Voyce Pro(TM) platforms, and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring and/or impairment charges our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions. Under its Identity Guard brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. The company’s subsidiary Intersections Insurance Services provides insurance and other services that help consumers manage risks and achieve personal goals. The company’s i4C Innovations subsidiary provides Voyce, a groundbreaking pet wellness monitoring system for pet owners and veterinarians. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

About Crystal Financial:

Crystal Financial LLC, a portfolio company of Solar Capital Ltd., is an independent commercial finance company that provides senior and junior secured loans for both asset-based and cash flow financings (minimum of $10 million in fundings) to middle-market companies. Its team of experienced, responsive professionals has underwritten, closed and managed more than $20 billion in secured debt commitments across a wide range of industries. For more information, please visit www.crystalfinco.com.

Contact:

Intersections Inc.
Ron Barden
(703) 488-6810
IR@intersections.com